UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01. Entry into a Material Definitive Agreement.

On March 5, 2023, Planet 13 Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC (the “Representative”), as representative of the several underwriters set forth on Schedule A to the Underwriting Agreement (the “Underwriters”) relating to a public offering (the “Offering”) of 18,750,000 units (the “Units”), each consisting of one share (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”). The Units were sold at a public offering price of $0.60 per Unit. The Warrants have a five-year term and an exercise price of $0.77 per share of Common Stock. The Units do not have any standalone rights and were not issued as stand-alone securities. The Shares and the Warrants were issued separately but could only be purchased together in the Offering.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 2,812,500 additional shares of Common Stock and/or up to 2,812,500 additional warrants, each warrant to purchase one share of Common Stock, at the public offering price less the underwriting discount.

The Company estimates the net proceeds from the Offering will be approximately $9.825 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding any proceeds the Company may receive upon exercise of the Warrants.  The Offering closed on March 7, 2024.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-274829) (the “Registration Statement”) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on October 17, 2023, as supplemented by a preliminary prospectus supplement, dated March 4, 2024, and a final prospectus supplement, dated March 5, 2024, filed with the SEC (the “Prospectus Supplement”).

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements, in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

Pursuant to the Underwriting Agreement, from the closing date of the Offering until the date that is six months following such date, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of common stock or other equity securities of the Company (or a combination of units thereof) involving a “Variable Rate Transaction,” as that term is defined in the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

On March 7, 2024, the Company entered into a warrant agency agreement with the Company’s transfer agent, Odyssey Transfer US Inc. (“Odyssey”), which will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Offering (the “Warrant Agreement”).

The exercise price of the Warrants is subject to appropriate adjustment (i) in the event of certain stock dividends and stock splits, stock combinations, recapitalizations or similar events affecting the Common Stock, or (ii) upon any distributions of assets, including indebtedness, security, rights or warrants to subscribe for or purchase any security or other assets to the Company’s stockholders.

No holder of Warrants will have the right to exercise any portion of the Warrants to the extent that after giving effect to such exercise, the holder would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the outstanding shares of the Common Stock calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the Warrant holder will have the right to receive, for each share of Common Stock issuable upon the exercise of the Warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the fundamental transaction, that would have been issued or conveyed to the Warrant holder had the holder exercised the Warrant immediately preceding the closing of the fundamental transaction. In lieu of receiving such common stock and additional consideration in the fundamental transaction, the Warrant holder may elect to have the Company or the successor entity purchase the Warrant holder’s Warrant for its fair market value measured by the “Black Scholes Value” of the Warrants, as that term is defined in the Warrants.

From the closing date of the Offering until the date that is six months following such date, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of common stock or other equity securities of the Company (or a combination of units thereof) involving a “Variable Rate Transaction,” as that term is defined in the Warrants.

The Company has given notice to list the Warrants on the Canadian Securities Exchange (the “CSE”). Listing on the CSE will be subject to the Company fulfilling all of the listing requirements on the CSE.

A copy of the Warrant Agreement is filed as Exhibit 4.1 hereto and is incorporated into this Item 1.01 by reference and a copy of the form of warrant to purchase common stock is filed as Exhibit 4.2 hereto and is incorporated into this Item 1.01. The foregoing description of the terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits. The Warrant Agreement and the form of warrant to purchase common stock are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

A copy of the legal opinion of Holley Driggs Ltd. relating to the validity of the issuance and sale of the Shares and the Warrants in the Offering is filed as Exhibit 5.1 hereto and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement. A copy of the legal opinion of Cozen O’Connor P.C. relating to the validity of the issuance and sale of the Warrants in the Offering is filed as Exhibit 5.2 hereto and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Other Events

On March 5, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

On March 7, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 5, 2024, by and between Planet 13 Holdings Inc. and Canaccord Genuity LLC, as representative of the several underwriters listed in Schedule A thereto.
4.1	Warrant Agency Agreement, dated March 7, 2024, by and between Planet 13 Holdings Inc. and Odyssey Transfer US Inc.
4.2	Form of Warrant to purchase common stock.
5.1	Legal Opinion of Holley Driggs, Ltd.
5.2	Legal Opinion of Cozen O’Connor P.C.
23.1	Consent of Holley Driggs, Ltd. (included in Exhibit 5.1).
23.2	Consent of Cozen O’Connor P.C. (included in Exhibit 5.2).
99.1	Press Release dated March 5, 2024.
99.2	Press Release dated March 7, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: March 7, 2024	By:	/s/ Robert Groesbeck
	Name:	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: March 7, 2024	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer